Exhibit 31.1
CERTIFICATION
I, C.E. Andrews, certify that:
     1. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of SLM Private Credit Student Loan Trust 2006-A (the “Exchange Act periodic reports”);
     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
     4. Based on my knowledge and the servicer compliance statements required under this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer and administrator have fulfilled their obligations under the servicing agreement and administration agreement, as applicable, in all material respects; and
     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K. In giving the certifications above, I have reasonably relied on information provided to me by JPMorgan Chase Bank, National Association, as indenture trustee for the period from January 1, 2006 through September 30, 2006 and The Bank of New York, on behalf of JPMorgan Chase Bank, National Association, as indenture trustee, for the period from October 1, 2006 through December 31, 2006.
Date: March 23, 2007

/s/ C.E. Andrews
C.E. Andrews
Chief Financial Officer
SLM Funding LLC